Exhibit 99.1
Sterling Announces New $700 Million Credit Facility and $100 Million Share Repurchase Program
Credit facility enhances capital structure and financial flexibility while reducing interest expense
Share repurchase program expands capital allocation optionality and is expected to be funded through existing cash and future free cash flow

New York, NY (November 30, 2022) – Sterling Check Corp. (NASDAQ: STER) (“Sterling” or “the Company”) today announced a $700 million refinancing of the Company’s credit facility and the authorization of a $100 million share repurchase program. These distinct yet complementary strategic initiatives will enhance Sterling’s financial position and flexibility by optimizing the Company’s capital structure and allocation capacity.
“We are pleased to announce a new 5-year credit facility, offering us increased capacity to invest in organic revenue growth and M&A while maintaining a healthy balance sheet with low leverage,” said Peter Walker, Chief Financial Officer. “We are particularly proud that the refinancing was over-subscribed despite a challenging environment for many borrowers, which we believe reflects the credit market’s recognition of our successful growth strategy and maturation as a public company. We are also pleased to announce the concurrent authorization of a share repurchase program, which we expect to fund through the Company’s strong existing cash position and robust future free cash flow. The option to purchase shares of Sterling at attractive levels will provide us with a flexible mechanism to return capital to shareholders and reflects our confidence in the future strength of our business.”
Sterling completed a refinancing of its existing debt via a $300 million Term Loan A Facility and a $400 million Revolving Credit Facility. The new structure extends the Company’s debt maturity profile to November 2027, increases the Company’s credit capacity, and is expected to reduce the Company’s annual interest expense. The Company’s total debt and net leverage are unchanged as a result of the transaction. Interest on the new credit facility will be based on a Total Net Leverage grid and will initially bear interest at the Secured Overnight Financing Rate (“SOFR”) plus a credit spread adjustment plus 2.25%. In the near term, Sterling plans to enter into an interest rate hedging arrangement to substantially fix the facility’s interest rate.
Sterling’s Board of Directors also authorized the repurchase of up to $100 million of the Company’s shares over a period through December 31, 2024. The program is expected to be funded through the Company’s existing cash and future free cash flow. It will be executed on a discretionary basis through open market repurchases, private transactions, or other transactions, including through block trades and Rule 10b5-1 trading plans. Share repurchases under the program will be consistent with the Company’s strategic initiatives prioritizing investments in organic and acquisitive growth. The Company is not obligated to repurchase any specific number of shares, and the timing and amount of any share repurchases will be subject to several factors including share price, trading volume, market conditions, and capital allocation priorities. The share repurchase program may be suspended, terminated or modified without notice at any time.
KeyBanc Capital Markets Inc. led the refinancing transaction with Wells Fargo Securities, LLC, Citizens Bank N.A., and J.P. Morgan Chase Bank N.A. acting as Joint Lead Arrangers.
Forward-Looking Statements1
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it is intended that all forward-looking statements that we make will be subject to the safe harbor protections created thereby. Forward-looking statements can be identified by forward-looking terminology such as “aim,” “believe,” “expect,” “intend,” “may,” “plan,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements that address the size, duration, mechanics, and funding of the share repurchase program and regarding the Company’s plan to enter into an interest rate hedging arrangement, contained in this release are forward-looking statements. The Company has based these forward-looking statements on current expectations and assumptions. Such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Sterling’s control. These and other important factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly in the annual report on Form 10-K filed with the SEC on March 16, 2022, may cause actual results to differ materially from those expressed or implied by these forward-looking statements, or could affect Sterling’s share price. The forward-looking statements contained in this release are not guarantees of future performance and actual results may differ materially from the forward-looking statements contained in this release. Any forward-looking statement made in this release speaks only as of the date of such statement. Except as required by law, Sterling does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
About Sterling
Sterling — a leading provider of background and identity services — offers background and identity verification to help over 50,000 clients create people-first cultures built on a foundation of trust and safety. Sterling’s tech-enabled services help organizations across all industries establish great environments for their workers, partners, and customers. With operations around the world, Sterling conducted more than 95 million searches in the twelve months ended December 31, 2021. Visit us at sterlingcheck.com.
Contacts
Investors: Judah Sokel | IR@sterlingcheck.com
Media: Jamie Serino | Jamie.Serino@sterlingcheck.com